                               RED ROOF INNS, INC.



                           INCENTIVE COMPENSATION PLAN




                                      1996

1.       Purpose

         The Purpose of the Red Roof Inns Incentive Compensation Plan is to provide incentive compensation to Officers and key employees who contribute to the achievement by the Company of its growth and profit objectives.

2.       Committee

         The Plan shall be administered by the Compensation Committee of the Board of Directors, whose members are not eligible to participate in the Plan. The Committee shall be governed in accordance with the Bylaws of the Company.

         Subject to the express provision of the Plan the Committee shall have full authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it and to make all determinations necessary or advisable for the administration of the Plan. The determination of the Committee with respect to any questions arising as to the individuals selected or awards, the amount, terms, form and time of payment of awards and interpretation of the Plan shall be final.


3.       Eligibility

         (a) Incentive compensation awards under the Plan may be granted to any Officer, and to key employees of the Company. See attached Exhibit for a list of 1996 participants and percent payouts. The Committee reserves the right to amend the attached Exhibit to include officers and key employees who may be hired during the year.

         (b) In making the selection and in determining the amount and form of any award, the Compensation Committee of the Board of Directors shall give consideration to the contribution of the Employee to the success of the Company, including such factors as (i) the Employee's position and level of responsibility, (ii) accomplishments and (iii) the recommendation of the supervisor of the Employee.

         (c) The receipt of an award shall not give any Employee any right to continued employment by the Company, and the right and power to dismiss any employee is specifically reserved to the Company.

         (d) The receipt of an award with respect to any year shall not give any Employee the right to receive an award with respect to any subsequent year.

         (e) An Employee who is included in the Plan must be employed by the Company through December 31 of the Plan year.

         (f) The Committee may make an award to the surviving spouse or the estate of a deceased Employee who died after the beginning of the fiscal year for which the award is made.

4.       Awards

         (a) The Committee shall determine: (i) the total amount available for awards, (ii) the amount, terms, form and time of payment of each award and (iii) the Employees to receive awards.

         (b) Under the Plan, the Compensation Committee has the right to increase the incentive compensation fund when the Company's overall performance substantially exceeds expectations.

5.       Award Methodology

         Awards for the 1996 fiscal year will be a function of Company performance specifically, Net Income (see attached Exhibit). Attainment of the Performance Goal will be calculated from the audited consolidated financial statements of the Company but shall exclude (a) the effects of unusual, non-recurring, and extraordinary items as defined by generally accepted accounting principles ("GAAP") and (b) the cumulative effect of changes in accounting principles in accordance with GAAP.

                               RED ROOF INNS, INC.
                           INCENTIVE COMPENSATION PLAN
                                FISCAL YEAR 1996



                                                   *BRAHSARES
 NET                    CAMPBELL                    *KLEIN
INCOME      CASH         TALLIS      CHICHESTER      FURNAS        TIER A        TIER B
- - ------   -----------   -----------   -----------   -----------   -----------   -----------
(000'S)    SALARY %      SALARY %      SALARY %      SALARY %      SALARY %      SALARY %

28,288       35            30            30            25            11             9
28,600       42            36            34            29            14            12
28,900       49            42            38            33            17            15
29,200       56            48            42            37            20            18
29,500       63            54            46            40            23            20
29,800       70            60            50            43            26            22
30,100       77            66            54            46            29            24
30,400       84            72            57            49            32            26
30,700       90            77            60            52            35            28
31,000       95            82            63            55            37            30
31,350      100            87            66            58            39            32


*Maximum cash bonus guaranteed in 1996.


                             RED ROOF INNS, INC.
                         INCENTIVE COMPENSATION PLAN
                               FISCAL YEAR 1996


TIER A PARTICIPANTS            TIER B PARTICIPANTS
- - -------------------            -------------------

LONGERBONE                     HOWELL
WINSLOW                        NEARING
WERTENBERGER                   GOLDBERG
WIBLE                          BEDWAY
GAJOCH                         FOX
DANIEL                         STORTO
*BLUEMEL                       WALLACE
HARSHBARGER                    MCGEEHAN
DRUSEIKIS                      COLE
BADERTSCHER                    D'AMARA
ORMSBY                         COLLINS
SNOPEK                         *HOLMES
                               *BOECKSTIEGEL
                               MOORE
                               MATHEKE
                               MERZ
                               BROWNLEE
                               MONTESANTI
                               STEURNAGEL
                               MERRITT
                               FULTON
                               AGEE

*Prorated share in 1996 based on start date in position.